UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 27, 2002

Rolltech, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-31683
(Commission File Number)

98-0230423
(IRS Employer Identification No.)

Suite 811, 938 Howe Street, Vancouver, BC, Canada, V6Z 1N9
(Address of principal executive offices and Zip Code)

(604) 681-3071
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report.)

Item 1. Changes in Control of Registrant.

Not applicable.

Item 2. Acquisition or Disposition of Assets.

Not applicable.

Item 3. Bankruptcy or Receivership.

Not applicable.

Item 4. Changes in Certifying Accountant.

Not applicable.

Item 5. Other Events.

LAWSUITS INVOLVING GOLDEN CAVIAR CORP. AND DISCONTINUANCE OF PROPOSED BUSINESS OPERATIONS

Background

As used in this current report, the terms "we", "us", "our", and "Rolltech" mean Rolltech, Inc. and our wholly-owned subsidiary, Golden Caviar Corp., unless otherwise indicated.

All dollar amounts refer to US dollars unless otherwise indicated.

On March 13, 2002, Golden Caviar Corp., our wholly-owned subsidiary incorporated under the laws of the State of Nevada on February 15, 2002, entered into an arm's length agreement with Dr. Vyacheslav Sova and Sea Technology Enterprise, LLC, a limited liability company formed under the laws of the State of Washington and controlled by Dr. Sova, pursuant to which Golden Caviar Corp. agreed to purchase certain assets from Sea Technology Enterprise, LLC and to acquire an exclusive license to certain intellectual property from Dr. Sova. The transactions contemplated in this Agreement closed on March 13, 2002. The assets that Golden Caviar Corp. purchased from Sea Technology Enterprise, LLC were to have consisted of equipment that, together with the technology licensed by Dr. Sova, were intended to permit Golden Caviar Corp. to produce salmon caviar and salmon caviar products. The license that Dr. Sova granted to Golden Caviar Corp. was represented to be a worldwide and exclusive license to use certain intellectual property that is the subject of a number of Russian patents, as well as other intellectual property (including certain proprietary recipes) with respect to the production of salmon caviar and salmon caviar products.

The purchase price payable by Golden Caviar Corp. to Sea Technology Enterprise LLC for the assets was $249,000 and was to be payable as follows:

(a) $74,700 within 10 business days following the date upon which Rolltech, Inc. closes an equity financing for an amount equal to at least $1,000,000;

(b) an additional $74,700 to be paid, but only out of the Net Distributable Revenue of Golden Caviar Corp., on or before March 1 2003. If Golden Caviar Corp. has not generated sufficient Net Distributable Revenue as to permit this payment, this payment is to be made at such time as Golden Caviar Corp. has generated a sufficient amount of Net Distributable Revenue. Net Distributable Revenue is defined as all revenue generated by Golden Caviar Corp. in the ordinary course, less all costs and expenses of revenue generation and all debt or debt service paid or incurred by Golden Caviar Corp.; and

(c) $99,600 out of Golden Caviar Corp.'s Net Distributable Revenue, on or before March 1 2004. If Golden Caviar Corp. has not generated sufficient Net Distributable Revenue as to permit this payment, this payment is to be made at such time as Golden Caviar Corp. has generated a sufficient amount of Net Distributable Revenue.

Beginning on March 13, 2002 and until the purchase price has been paid in full, the unpaid balance of the purchase price was to accrue simple interest at the rate of three percent (3%) per annum payable annually out of Net Distributable Revenue.

As consideration for the license granted by Dr. Sova, Golden Caviar Corp. and pursuant to the terms of the Agreement and the License Agreement, we issued 1,000,000 common shares in the capital of our company to Dr. Sova. In addition, Golden Caviar Corp. agreed to pay Dr. Sova certain royalties for salmon caviar sold in bulk. Each of the royalties payable to Dr. Sova were to be payable less any credits provided to customers for returned merchandise (for any reason), replacements or promotional purposes.

The License Agreement also required that Golden Caviar Corp. pay to Dr. Sova a sum equal to 5% of the net revenue that Golden Caviar Corp. receives from sales of specialty packaged salmon caviar, smoked caviar sausage, caviar oil, caviar cream and red-from-black caviar products.

The License Agreement is for a term that commenced on March 13, 2002 and expires if either party commits a material breach that is not cured within 90 days following the date that the non-defaulting party gives the defaulting party notice of the material breach.

Also as required by the Agreement between Golden Caviar Corp., Dr. Sova and Sea Technology Enterprise LLC., Golden Caviar Corp. entered into an employment agreement with Dr. Sova pursuant to which Dr. Sova was to serve as the President of Golden Caviar Corp. commencing April 1, 2002 and ending on March 31, 2005. Golden Caviar Corp. also agreed to cause our company to grant to Dr. Sova options to purchase 500,000 of our common shares pursuant to a separate Stock Option Agreement between our company and Dr. Sova. 100,000 of these stock options vested on March 13, 2002 at an exercise price of $0.51. An additional 150,000 stock options will vest on December 31, 2002 if Dr. Sova is still employed by Golden Caviar Corp. on that date, at an exercise price to be determined by Golden Caviar Corp.'s Board of Directors at that time. The remaining 250,000 stock options will vest on December 31, 2003, if Dr. Sova is still employed by Golden Caviar Corp. on that date, at an exercise price to be determined by Golden Caviar Corp.'s Board of Directors at that time. All of the stock options will expire on the earlier of (a) March 31, 2007 or (b) immediately upon termination for cause of or resignation from employment with Golden Caviar Corp. by Dr. Sova or (c) the six-month anniversary of the date of the termination of Dr. Sova's employment with Golden Caviar Corp. by Golden Caviar Corp. without cause.

Subsequent Developments in Golden Caviar Corp.'s Relationship With Dr. Sova

On May 1, 2002, Dr. Sova purported to hire his attorney, Oleg Ordinartsev, as Golden Caviar Corp.'s Vice President of Internal Affairs at a salary of $5,000 per month, despite the fact that Golden Caviar Corp.'s board of directors had authorized Dr. Sova to hire Mr. Ordinartsev only in a limited role as caviar production plant manager. On or about May 1, 2002, Mr. Ordinartsev, acting without authorization by Golden Caviar Corp.'s board of directors, purported to hire three individuals on behalf of Golden Caviar Corp. Golden Caviar Corp.'s board of directors informed Dr. Sova of the board's strong disapproval of these actions (including the title bestowed upon Mr. Ordinartsev by Dr. Sova without authorization of the board), and commenced an independent assessment as to whether certain actions taken by Mr. Ordinartsev (including the purported hiring of the additional persons) were in keeping with his duties to Golden Caviar.

After due inquiry, the board of directors of Golden Caviar Corp. terminated the employment of Oleg Ordinartsev, and three of the persons that Mr. Ordinartsev had purported to hire on behalf of Golden Caviar Corp.

Golden Caviar Corp.'s board of directors also approved:

1. an amendment to Dr. Sova's Employment Agreement on May 23, 2002, to be effective immediately, to change Dr. Sova's title to Chief Technical Officer and to effect a corresponding change to the description of his duties; and

2. the appointment of Dr. Scheglov as the President of Golden Caviar.

On or about June 7, 2002, Golden Caviar was informed by Gregory White (the "Receiver") that he acts as receiver for the affairs of Alaska Russia Salmon Caviar Co., Inc. and/or other entities in which Dr. Sova had or may have had, directly or indirectly, an interest. The Receiver has informed Golden Caviar Corp. that, in such capacity, he is asserting a claim against some or all of the equipment that Golden Caviar Corp. had purchased from Sea Technology Enterprise, LLC.

Golden Caviar Has Been Left With No Means to Commence its Planned Business

To date, Sea Technology Enterprise, LLC has effected delivery to Golden Caviar Corp. of some but not all of the equipment that it had contracted to deliver to Golden Caviar Corp., and Dr. Sova has failed to effect delivery of know-how forming part of the technology that he had licensed to Golden Caviar Corp. In addition, much of the equipment that has been delivered was discovered upon post-delivery inspection to be in need of repair or otherwise unsuited to the processing of salmon caviar. As a result, Golden Caviar has been unable to effect its business plan, and has no means to do so. Golden Caviar Corp. fell into arrears on its lease of the office and warehouse facility in Redmond, Washington, and has vacated the premises in response to an eviction notice by the landlord. Golden Caviar has terminated its supplier agreement on amicable terms with Icicle Seafoods, Inc. and is negotiating the termination of its supplier agreement with NorQuest Seafoods Inc., and a real estate lease agreement with NorQuest Seafoods Inc.

Lawsuit Against Golden Caviar Corp. by Law Office of Oleg Ordinartsev PLLC

On or about May 24, 2002, the Law Office of Oleg Ordinartsev PLLC filed a lawsuit in the King County Superior Court, Case No. 02-2-16398-0 SEA, against Golden Caviar (the "Ordinartsev Action") alleging breach of a purported agreement between Golden Caviar Corp. and the plaintiff Oleg Ordinartsev PLLC and seeking specific performance. On or about June 10, 2002 Golden Caviar Corp. filed its answer to the complaint in the Ordinartsev Action, in which it denied the substantive allegations therein, raised several affirmative defences, and filed a counterclaim against the plaintiff alleging interference with a business expectancy, trespass and misrepresentation.

Third Party Claim by Golden Caviar Corp. Against Dr. Sova and Sea Technology Enterprise, LLC

On June 27, 2002, Golden Caviar Corp. filed an amended answer, counterclaim and third party complaint in the Ordinartsev Action naming Dr. Sova and Sea Technology Enterprise, LLC as third party defendants. In addition to seeking judgment to the effect that the plaintiff's claims against Golden Caviar Corp. be dismissed with prejudice, Golden Caviar Corp. is seeking that judgment be entered in its favor and against the plaintiff, Dr. Sova, Mr. Ordinartsev personally and Sea Technology Enterprise, LLC for damages in an amount to be proven at trial, for prejudgment interest, for attorney fees; and for such other and further relief as the Court deems just, equitable and proper.

Golden Caviar Corp.'s third party complaint alleges, among other things, that:

1. Golden Caviar Corp. relied on the exclusivity of the license granted under the License Agreement, as represented by Dr. Sova and Sea Technology Enterprise, LLC, in order to seek funding for Golden Caviar Corp., and further that Golden Caviar Corp. also relied on being able to purchase the equipment from Sea Technology Enterprise, LLC without interference from third parties.

2. On or about May 10, 2002, Mr. Ordinartsev purporting to act for Dr. Sova and Sea Technology Enterprise, LLC, advised Golden Caviar Corp. that the License Agreement needed to be amended to "grandfather" previous grants of non-exclusive licenses to the licensed technology and that neither Dr. Sova or Sea Technology Enterprise, LLC ever had exclusivity over the technology. As a result of this retraction, or misrepresentation, Golden Caviar Corp. was damaged.

3. Golden Caviar Corp. was subsequently advised by the Receiver that Sea Technology Enterprise, LLC did not own all of the equipment that Dr. Sova purported to sell to Golden Caviar Corp. In spite of requests made by Golden Caviar Corp., Sea Technology Enterprise, LLC and Dr. Sova have provided no documentation of ownership of the equipment. As a result of misrepresentations made regarding ownership of the equipment, Golden Caviar Corp. was damaged.

4. As President of Golden Caviar Corp., Dr. Sova disbursed funds by check in amounts in excess of $5,000 an action which was prohibited by Golden Caviar Corp.'s board of directors.

5. Golden Caviar Corp.'s Board of Directors only authorized Dr. Sova to hire Mr. Ordinartsev in a limited role, as a caviar production plant manager. Dr Sova exceeded the scope of this limited authority to the extent that he hired Mr. Ordinartsev to engage in the practice of law, and to continue representing Dr. Sova personally and in an adverse relationship to the interests of Golden Caviar Corp.

6. Without authority from the board of directors of Golden Caviar Corp., Dr. Sova permitted Oleg Ordinartsev and/or the Law Offices of Oleg Ordinartsev PLLC to move all of Mr. Ordinartsev's law office (including books, files and furnishings) into Golden Caviar Corp.'s premises. Dr. Sova also caused Golden Caviar Corp. to employ the former employees of the Law Office of Oleg Ordinartsev PLLC to assist Mr. Ordinartsev in the continuance of his law practice, which positions were outside the scope of Golden Caviar Corp.'s business and outside the scope of Dr. Sova's authority to hire.

7. Dr. Sova, Mr. Ordinartsev and Sea Technology Enterprise, LLC have made false representations regarding the ownership of the equipment purchased by Golden Caviar Corp. from Sea Technology Enterprise, LLC and the exclusivity of the License Agreement, inducing reliance of Golden Caviar Corp.

8. As a direct and proximate cause of Dr. Sova, Mr. Ordinartsev and Sea Technology Enterprise, LLC's misrepresentations, Golden Caviar Corp. has been damaged in an amount to be proven at trial.

9. Dr. Sova was in a fiduciary relation to Golden Caviar Corp. and was obligated to discharge his duties with absolute loyalty, in good faith, and with that diligence, care and skill which ordinarily prudent men would exercise under similar circumstances in like positions. Dr. Sova breached those duties.

10. Mr. Ordinartsev was in a fiduciary relation to Golden Caviar Corp. and was obligated to discharge his duties with absolute loyalty, in good faith and with that diligence, care and skill that ordinarily prudent men would exercise under similar circumstances in like positions. Mr. Ordinartsev breached those duties.

11. As a direct and proximate cause of Dr. Sova's and Mr. Ordinartsev's breaches, Golden Caviar has been damaged in an amount to be proven at trial.

12. Dr. Sova was under an obligation not to directly or indirectly acquire a profit for himself or acquire any other personal advantage in dealings with others on behalf of Golden Caviar. Dr. Sova breached this obligation.

13. As a direct and proximate cause of Dr. Sova's breaches, Golden Caviar has been damaged in an amount to be proven at trial.

14. The business expectancies of Golden Caviar Corp. were tortiously interfered with by Dr. Sova, Mr. Ordinartsev and Sea Technology Enterprise, LLC's acts which caused termination and/or interference with the expectancies.

15. As a direct and proximate cause of Dr. Sova, Mr. Ordinartsev and Sea Technology Enterprise, LLC's tortious interference, Golden Caviar has been damaged in an amount to be proven at trial.

Item 6. Resignations of Registrant's Directors.

Not applicable.

Item 7. Financial Statements and Exhibits.

Exhibits

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-B.

SEC Ref. No. Title of Document

(3) Articles of Incorporation and By-laws

3.1 Articles of Incorporation (incorporated by reference from our Form 10-SB Registration Statement, filed October 4, 2000)

3.2 Bylaws as Amended (incorporated by reference from our Form 10-SB Registration Statement, filed October 4, 2000)

(10) Material Contracts

10.1 Agreement between Golden Caviar Corp., Sea Technology Enterprise, LLC and Dr. Vyacheslav V. Sova, dated March 13, 2002 (incorporated by reference from our Form 8-K Current Report, filed March 15, 2002)

10.2 Technology License Agreement between Dr. Vyacheslav Sova and Golden Caviar Corp., dated March 13, 2002 (incorporated by reference from our Form 8-K Current Report, filed March 15, 2002)

10.3 Employment Letter between Golden Caviar Corp. and Dr. Vyacheslav Sova, dated March 13, 2002 (incorporated by reference from our Form 8-K Current Report, filed March 15, 2002)

(21) Subsidiaries

21.1 Golden Caviar Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLTECH, INC.

/s/ Michael Scheglov______________________________
By: Dr. Michael Scheglov, President,
Chief Executive Officer and Secretary

Date: June 27, 2002